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                               RS INVESTMENT TRUST

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

                         Filed by the Registrant     /x/

               Filed by a party other than the Registrant     / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/X/  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               RS INVESTMENT TRUST
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:


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                                                               December __, 2002



Dear Shareholder:

     We previously mailed to you proxy materials relating to the Meeting of Shareholders of the RS Aggressive Growth Fund, scheduled for January 9, 2003 at 8:00 a.m. Pacific Time. YOUR VOTE FOR THIS IMPORTANT MEETING HAS NOT YET BEEN RECEIVED.

     We encourage you to utilize one of the following options today for recording your vote promptly:

     1. VOTE BY TELEPHONE. You may record your vote by telephone by calling the toll free number listed on the enclosed voting instruction form or proxy card. Have the 14-digit control number found on your proxy card ready when prompted.

     2. VOTE THROUGH THE INTERNET. You may record your vote using the internet by logging onto the internet address located on the enclosed voting instruction form or proxy card and following the instructions on the website.

     3. VOTE BY MAIL. You may record your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

     For the reasons set forth in the proxy materials previously delivered to you, THE BOARD OF TRUSTEES OF RS INVESTMENT TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSAL TO MERGE THE FUND INTO THE RS EMERGING GROWTH FUND, AND BELIEVE THE PROPOSAL IS IN THE BEST INTEREST OF YOUR FUND.

     If you have any questions regarding anything contained in this letter, please call D.F. King & Co., Inc., toll free at 1-800-431-9643.



                   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.